STATE OF NORTH CAROLINA
COUNTY OF WAYNE

EIGHTH AMENDMENT TO NONCOMPETITION AND CONSULTING AGREEMENT

     THIS EIGHTH AMENDMENT TO NONCOMPETITION AND CONSULTING AGREEMENT "(Eighth Amendment"), made and entered into as of the 31st day of December, 1997, by and between SOUTHERN BANK AND TRUST COMPANY, A North Carolina banking corporation with its principal place of business in Mount Olive, Wayne County, North Carolina (hereinafter referred to as "Southern") and Robert S. Williams, a resident of Wayne County, North Carolina (hereinafter referred to as "Consultant");

                            W I T N E S E T H:

     WHEREAS, by a Noncompetition and Consulting Agreement and Release, made and entered into as of the 31st day of December, 1989, by and between the parties hereto (the "Agreement"), Southern agreed to pay to Consultant $3,033.33 per month for a noncompetition arrangement and $300.00 per month for his advisory and consulting services, as well as various other benefits and compensation, and to make available to Consultant office space, secretarial assistance and other equipment and facilities, plus reimbursement for his out-of-pocket expenses incurred in carrying out his consulting obligations pursuant to the Agreement, which Agreement was to be effective from January 1, 1990 through December 31, 1990 and which was subsequently extended on the 28th day of December 1990 for a term of one (1) year or until December 31, 1991; and which was subsequently extended on the 31st day of December 1991 for a term of one (1) year or until December 31, 1992; and which was subsequently extended on the 31st day of December 1992 for a term of one (1) year or until December 31, 1993; and which was subsequently extended on the 31st day of December 1993 for a term of one (1) year or until December 31, 1994; and which was subsequently extended on the 31st day of December 1994 for a term of one
(1) year or until December 31, 1995; and which was subsequently extended on the 31st day of December 1995 for a term of one (1) year or until December 31, 1996: and subsequently extended on the 31st day of December 1996 for a term of one (1) year or until December 31, 1997:

     WHEREAS, Southern and Consultant desire to extend the Agreement for an additional calendar year, now enter into this Eighth Amendment to evidence their understanding of said extension and amendment.

     NOW, THEREFORE, for and in consideration of the mutual promises between the parties made and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby do agree as follows:

     1. The Agreement made and entered into as of the 31st day of December, 1989, by and between Southern and Consultant, is hereby amended to continue in effect for an additional term of one year, to be effective from January 1, 1998 through December 31, 1998.

     2. Paragraph 5 of the Agreement, "Covenant Not To Compete," is hereby amended to provide that the monthly consideration for such Covenant shall be $2,533.33, with the first such payment to be made on or before January 30, 1996, and each successive monthly payment thereafter to be made on or before the 30th day of each month through and including December 30, 1996. And continue each month through and including December 30, 1997. And continue each month through and including December 30, 1998.

     3. All of the other terms and conditions of said Agreement shall remain in full force and effect.

     IN TESTIMONY WHEREOF, Southern has caused this eighth Amendment to be executed in its corporate name by its President, attested by its Secretary and its corporate seal to be hereto affixed, all within the authority duly given by its Board of Directors, and Consultant has hereunto set his hand and adopted as his seal the typewritten word ``SEAL'' appearing beside his name, all as of the day and year first above written.

                         SOUTHERN BANK AND TRUST COMPANY

                         By:/s/John C. Pegram
                            _____________________________
                            John C. Pegram, President

Attest:

/s/ David A. Bean, Secretary
    __________________________
    David A. Bean, Secretary

                           /s/ Robert S. Williams (SEAL)
                           ____________________________
                           Robert S. Williams